UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 20, 2012

NETSUITE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2955 Campus Drive

Suite 100

San Mateo, CA 94403-2511

(Address of principal executive offices, including zip code)

(650) 627-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2012, NetSuite Inc. (the “Company”) issued a press release announcing the appointment on March 20, 2012 of Steve Gomo to its board of directors (the “Board”) as a Class II director effective immediately. Mr. Gomo will serve as a member of the Company’s Audit Committee.

Mr. Gomo was Senior Vice President of Finance and Chief Financial Officer of NetApp, Inc. from August 2002 until October 2004 and Executive Vice President of Finance and Chief Financial Officer of NetApp, Inc. from October 2004 until December 2011.

As a new non-employee director, Mr. Gomo received an option to purchase shares of the Company’s common stock with a Black-Scholes value equal to approximately $125,000 and a restricted stock unit award with a value equal to approximately $125,000 on his first date of service as a director.

A copy of the press release announcing Mr. Gomo’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibits

99.1	Press release of NetSuite Inc. issued March 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSUITE INC.

Date: March 21, 2012	By:	/s/ Douglas P. Solomon
Douglas P. Solomon SVP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release of NetSuite Inc. issued March 21, 2012